[LOGO]


MEDIA CONTACT:                                        COMPANY CONTACT:
Bryan Wyatt                                           Brooke Filger
Demaree Public Relations                              Market Central, Inc.
(603) 428-4411                                        (704) 319-2220 x7156
bwyatt@demaree-pr.com                                 bfilger@marketcentral.com


      MARKET CENTRAL SIGNS DEVELOPMENT, SUPPORT AND LICENSE AGREEMENT WITH
            ARIEL WAY, INC. FOR ONLINE MEETING COLLABORATION SOFTWARE

             Market Central Acquires 10 Percent Ownership in Company

CHARLOTTE, NC - October 5, 2004 - Market Central, Inc. (OTC BB: MKTE), a global technology management company that connects people and businesses with information, today announced that it has signed a development, support and license agreement with Ariel Way, Inc., a Virginia-based telecommunications and technology company. This will permit Ariel Way to license, market, and sell Market Central software technologies to include both the SNAP(TM) Web Conferencing and the Convey OnDemand(TM) Professional Edition. Market Central also will provide business development and strategic support services to Ariel Way related to telecommunications and technology M&A, marketing and technology activities, as well as strategic business planning and related assistance and services. As compensation, Market Central will receive a 10 percent ownership in Ariel Way.

Ariel Way CEO, Arne Dunhem, said, "Market Central's software technologies and services are anticipated to add significant value to the various telecom companies we intend to develop strategic relationships with or potentially acquire to become part of our consolidated telecom and technology operation. We look forward to working with the Market Central management team and draw from their wide breadth of experience."

Market Central's SNAP Web Conferencing and OnDemand technologies provide enhanced product and customer service provisioning using a live, video-based portal that supports real-time interaction and the ability to collaborate instantly as needed. These easy-to-use technologies include encrypted VoIP data, full motion, two-way video and voice share, URL sharing features, as well as application sharing and full collaboration supported by text chat and co-browsing.

Market Central Signs...Agreement with Ariel Way, Inc. for Online Meeting Collaboration Software

Page 2 of 2


Doyal Bryant, Market Central President and CEO, said, "We expect the agreement to provide significant value to Market Central and its shareholders. Ariel Way's aggressive telecom and technology consolidation strategy and relationships around the world with various telecom service providers will provide us with additional marketing and sales channels for our SNAP and Convey technologies. We also expect that the agreement will result in new service contracts for Market Central with companies affiliated with Ariel Way - including various local, long distance and wireless telecom companies both in the U.S. and overseas." Bryant continued, "We are impressed with the background of Ariel Way's management team that spans more than 150 years of global telecom business from pure start-ups to public companies and we are looking forward to great synergies between our two companies."


ABOUT ARIEL WAY, INC.

Headquartered in Vienna, Virginia, Ariel Way, Inc. is a company engaged in the consolidation of technologies and operations within the telecommunications industry with the objective of creating a telecom operation with global reach providing highly secure communications services. Ariel Way is building through acquisitions a portfolio of operations based on providing highly secure communications. Ariel Way intends in the near-term to file disclosures with the SEC related to its business. For more information, please call Arne Dunhem at 703-624-8042.


ABOUT MARKET CENTRAL

Headquartered in Charlotte, North Carolina, Market Central, Inc. is a global technology management company specializing in solutions that connect people and businesses with information. The company holds multiple patents and patent-pending technologies and has developed a suite of solutions that include software for next-generation search, intelligent document recognition, data capture, cleansing, mining, and integration. Market Central's clients include some of the nation's premier companies and organizations such as SmartBargains.com, Time Warner Cable, Cox Communications, FedEx, Tutor.com, OCLC, and Library of Congress. For more information, please visit us on the Web at www.marketcentral.com or by calling (704) 319-2220.

                                      # # #


This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, our ability to successfully centralize and consolidate various support functions, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.